SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 1, 2002
                                                  -----------------------------


                             The Stanley Works
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             (Exact name of registrant as specified in charter)


Connecticut                  1-5244                        06-0548860
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State or other           (Commission File Number)       (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)


1000 Stanley Drive, New Britain, Connecticut            06053
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 (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (860) 225-5111
                                                    ---------------------------


                                 Not Applicable
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 (Former name or former address, if changed since last report)

Item 5.  Other Events.

         In a Press Release attached to this 8-K, the company announced that its board of directors authorized the withdrawal of the company's current proposal to re- incorporate in Bermuda.


Item 7.  Financial Statements and Exhibits.

   (c)   20(i)     Press Release dated August 1, 2002.

         20(ii) Cautionary Statements relating to forward looking statements included in Exhibit 20(i).


Item 9.  Regulation FD Disclosure.

         In a Press Release attached to this 8-K, the company reconfirmed its July 17, 2002 earnings guidance for the third quarter and full year 2002.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                THE STANLEY WORKS


Date:  August 1, 2002           By:  /s/ Bruce H. Beatt
      ----------------               -------------------------------------
                                Name:   Bruce H. Beatt
                                Title:  Vice President, General
                                        Counsel and Secretary

                               EXHIBIT INDEX

                         Current Report on Form 8-K
                            Dated August 1, 2002



                                Exhibit No.  Page
                                -----------  ----

                                20(i)         5

                                20(ii)        7

                                                               Exhibit 20(i)

For Immediate Release


Stanley Works Withdraws Re-incorporation Plans

New Britain, Connecticut, August 1, 2002 - The Stanley Works (NYSE: SWK) announced today that its board of directors authorized the withdrawal of the company's current proposal to re-incorporate in Bermuda.

In reaching this decision, the company cited the growing prospect of comprehensive tax legislation. Over a year ago the company set out on a course to deal with foreign companies who are advantaged by significantly lower income tax rates. Re-incorporating in Bermuda was then the clearest path to that end. Recently, however, a number of changes have occurred. Most positively, Congress has started down a path to deliver comprehensive tax reform that would eliminate the inequities of U.S. international taxation and thereby accomplish Stanley's original and continuing goal.

John Trani, Chairman and Chief Executive Officer summarized the decision, "Our ability to compete is being undermined by the U.S. tax code, which is archaic in today's global market, putting U.S. companies that compete globally in an untenable position. Not only are we disadvantaged against our foreign competitors, but two of our major U.S. competitors, Cooper Industries and Ingersoll-Rand Company have a significant advantage over Stanley Works because they have already reincorporated."

Trani continued, "We have been asked by the Congressional leadership on both sides of the aisle to support their efforts toward rectifying this situation by enacting legislation that will create a level playing field for companies incorporated in the U.S. We have honored their request, and the ball is now in their court. We sincerely hope that Congress will agree to a solution. Ignoring this problem will not make it go away, but can only accelerate the trend of fewer U.S. headquartered companies.

The company noted that its most recent 2002 earnings guidance provided on July 17, 2002 is unchanged by today's announcement. Specifically, third quarter earnings expectations of $.71-$.73 per fully-diluted share, an improvement of 15%-18% over the $.62 earned in the third quarter of 2001, and full year earnings expectations of earnings per fully-diluted share up 18%-22% over 2001, remain intact. The company said that this earnings guidance excluded any possible benefit from the proposed re-incorporation in Bermuda.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and doors for professional, industrial and consumer use.


                             #################

Contacts:   Investors: Gerard J. Gould            Media: Peter Duda
            Vice President, Investor Relations    Media Relations
            860) 827-3833                         (212) 445-8213
            ggould@stanleyworks.com               pduda@webershandwick.com
                                                  ------------------------
                                                  Laura Kline
                                                  (212) 445-8118
                                                  lkline@webershandwick.com
                                                  -------------------------


The Stanley Works corporate press releases are available on the company's corporate web site at http://www.stanleyworks.com. Click on "Investor Relations" and then on "News Releases."

                                                               Exhibit 20(ii)

                           CAUTIONARY STATEMENTS

         Under the Private Securities Litigation Reform Act of 1995 Statements in the company's press release attached to this Current Report on Form 8-K regarding the company's ability to (i) deliver third quarter earnings per fully-diluted share of $.71 -$.73, an improvement of 15-18% over the $.62 earned in the third quarter of 2001, and (ii) deliver full year earnings per fully-diluted share up 18-22% over 2001, are forward looking and inherently subject to risk and uncertainty.

The company's ability to achieve the earnings objectives identified in the preceding paragraph is dependent on both internal and external factors, including the success of the company's marketing and sales efforts, continuing improvements in productivity and cost reductions, including inventory reductions, and continued reduction of selling, general and administrative expenses as a percentage of sales, the strength of the United States economy and the strength of foreign currencies, including, without limitation, the Euro.

The company's ability to achieve the expected level of revenues is dependent upon a number of factors, including (i) the ability to recruit and retain a sales force comprised of employees and manufacturers representatives; (ii) the success of The Home Depot and Wal-Mart programs and of other initiatives to increase retail sell through and stimulate demand for the company's products; (iii) the success of recruiting programs and other efforts to deliver positive overall Mac Tools truck count versus the prior year; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the company to fulfill demand for its products; (vi) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (vii) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products; and (viii) the successful integration of Senior Technologies, Inc. and assets of Avnet's Production and Supplies Test division, which the company recently acquired, with existing businesses of the company and the achievement of the sales plans for these businesses.

The company's ability to deliver inventory reductions and otherwise improve its productivity and to lower the cost structure is dependent on the success of various initiatives that are underway or are being developed to improve manufacturing and sales operations and to implement related control systems, which initiatives include certain facility closures and related workforce reductions expected to be completed in 2002. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to continue to reduce selling, general and administrative expenses as a percentage of sales is dependent on various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products, the impact of the events of September 11, 2001, and recessionary or expansive trends in the economies of the world in which the company operates.